Exhibit 10.17

TRANSCAT, INC.

2009 INSIDER STOCK SALES PLAN

This 2009 Insider Stock Sales Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of Transcat, Inc. (“Transcat”) as of May 4, 2009 (the “Adoption Date”), and amended on October 31, 2011, in order to establish a program by which the officers, directors and certain key employees of Transcat may sell shares of common stock, $.50 par value, of Transcat (“Common Stock”) between and amongst themselves.

1. Term; Termination; Amendment. The Board may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Board may, from time to time for any reason and with or without prior notice, amend the Plan in any manner.

2. Insider Stock Sales Plan Eligibility. All officers, directors and key employees of Transcat (each a “Participant” and collectively, the “Participants”) are eligible to participate in the Plan. Individuals who qualify as key employees of Transcat shall be determined, from time to time, by the Board. The list of eligible Participants as of the Adoption Date is attached hereto as Exhibit C, and may be amended or modified, from time to time, by the Board to add or remove Participants. Purchases and sales may be permitted outside of Transcat’s trading window under Transcat’s Policy on Non-Public Information and Trading in Transcat, Inc. Securities.

3. Sale Notice; Minimum Sales; Sales Limitations. In the event that any Participant proposes to sell shares of Transcat Common Stock held by the Participant, such Participant shall comply with the terms and conditions of this Section.

(a) Notice of Intent to Sell. Subject to the limitations set forth herein, each Participant shall deliver written notice (the “Sale Notice”) of such Participant’s desire to consummate a sale of Transcat Common Stock held by the Participant. The Sale Notice shall be delivered to Transcat’s Chief Executive Officer, or if such notice is delivered by Transcat’s Chief Executive Officer, to the Chairman of the Board. Each Sale Notice shall specify the number of shares of Common Stock the Participant proposes to sell to the other Participants and the date on which the Participant intends for the sale to be consummated (the “Proposed Transfer Date”), which date shall be no less than seven (7) business days after the date of the Sale Notice. The Chief Executive Officer (or the Chairman of the Board, as the case may be) shall immediately deliver a copy of the Sale Notice to all other Participants under the Plan. Each Participant shall have the right to purchase any or all of the Common Stock being offered by delivering written notice within five (5) calendar days of receipt of the Sale Notice to Transcat’s Chief Executive Officer (or Chairman of the Board, as the case may be), together with a copy to the selling Participant. Unless otherwise agreed by the selling Participant, the offer to sell the shares of Common Stock shall expire if the other Participants do not exercise their right to purchase within such five (5) day period. The Participants acknowledge and agree that the Chief Executive Officer (or the Chairman of the Board, as the case may be) shall determine, in their sole discretion, which Participants shall be entitled to purchase the shares of Common Stock pursuant to this Plan. For purposes of this Plan, a “business day” means any day on which The Nasdaq Stock Market, Inc. (“Nasdaq”) is open for business.

(b) Minimum Sales. Each Participant acknowledges and agrees that any sale of Transcat Common Stock under this Plan shall have an aggregate purchase price, in any single transaction, in an amount equal to or in excess of Five Thousand and 00/100 Dollars ($5,000).

(c) Sales Limitations. In addition to the minimum sales limitation, the Participants acknowledge that Transcat’s Chief Executive Officer (or Chairman of the Board, as the case may be) may, in their sole discretion, limit sales of Transcat Common Stock during the term of this Plan in their reasonable judgment, including, without limitation, due to (i) legal or contractual restrictions applicable to Transcat or any Participants; (ii) a market disruption (including, without limitation, a halt or suspension of trading in the Common Stock imposed by a court, governmental agency or self-regulatory organization); (iii) the stock ownership objectives approved by Transcat for its officers and directors; or (iv) failure to comply with the terms and conditions of this Plan.

4. Purchase Price; Payment; Closing; Closing Deliveries.

(a) Purchase Price. The purchase price for Transcat Common Stock sold under this Plan shall be determined by Transcat’s Chief Executive Officer (or Chairman of the Board, as the case may be), by calculating the weighted average closing price per share of Transcat Common Stock on Nasdaq (or such other securities exchange on which the Common Stock is traded) over the twenty (20) trading days for Transcat Common Stock ending on the last trading day prior to the Proposed Transfer Date (or such other date as the selling and purchasing Participants may mutually agree), multiplied by the number of shares of Transcat Common Stock being sold by the selling Participant. For purposes of this Plan, “trading day” shall mean any trading day on the Nasdaq in which shares of Transcat Common Stock were actually traded.

(b) Payment. Simultaneously with the delivery of their written notice of intention to purchase shares of Common Stock under Section 3(a) above, the purchasing Participant (or Participants) shall deposit the purchase price with Transcat. All payments should be delivered to the attention of Transcat’s Chief Executive Officer (or Chairman of the Board, as the case may be) and made payable to “Transcat, Inc., as escrow agent under the Transcat, Inc. 2009 Insider Stock Sales Plan.” Transcat shall hold and administer such payments in escrow for the benefit of the Participants as provided herein. Transcat shall deposit the payments into a non-interest bearing savings account at a financial institution. The payments shall be held in escrow pending the closing of each such purchase in accordance with the terms provided herein. The Participants acknowledge and agree that the purchase price payments shall be distributed as soon as practicable after Transcat’s Chief Executive Officer’s (or Chairman of the Board’s, as the case may be) determination to consummate a sale of Common Stock among Participants. After such determination, Transcat shall either pay to the selling Participant the purchase price for the Transcat Common Stock described in the Sale Notice by wire transfer, certified check or other form of immediately available funds in accordance with the selling Participant’s written instructions or refund full or partial payments (without interest) to those Participants who Transcat’s Chief Executive Officer (or Chairman of the Board, as the case may be) determines, in their sole discretion, is not entitled to participate (on a full, partial or pro rata basis) in the purchase of a selling Participant’s shares of Common Stock.

(c) Closing. The closing for any purchase of Transcat Common Stock by Participants hereunder shall take place on the Proposed Transfer Date or such other date as the selling and purchasing Participants may mutually agree.

(d) Closing Deliveries. At or prior to each closing and from time to time thereafter, at Transcat’s or any other party’s reasonable request (i) the selling Participant shall deliver to the purchasing Participant and Transcat the Seller Representation Letter in substantially the same form as that attached hereto as Exhibit A, (ii) the selling Participant shall deliver or make arrangements for Transcat’s transfer agent to deliver to the purchasing Participant the number of shares of Common Stock to be sold to the purchasing Participant, (iii) the purchasing Participant shall deliver to the selling Participant and Transcat the Purchaser Representation Letter in substantially the same form as that attached hereto as Exhibit B, (iv) the selling Participant shall execute and deliver or cause to be executed and delivered to the purchasing Participant and/or Transcat all such agreements, certificates, instruments, and other documents necessary to consummate the sale of the Common Stock, and (v) the purchasing Participant shall execute and deliver or cause to be executed and delivered to the selling Participant and Transcat all such agreements, certificates, instruments, and other documents necessary to consummate the sale of the Common Stock.

5. Discretionary Authority; Allocation and Delegation of Authority. The Board shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan, its determination of eligibility for participation in the Plan, and allowance on purchases and sales under the Plan. It is the intent of Plan that the decisions of the Board and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

The Board may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members (or to a separate committee), the Chief Executive Officer or other senior members of management as the Board deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing. The Board may revoke any such allocation or delegation at any time for any reason with or without prior notice.

6. Private Resale Exemption. Each Participant acknowledges that shares of the Common Stock to be sold under the Plan are being sold in reliance upon an exemption provided under the Securities Act of 1933, as amended (the “Securities Act”) and similar exemptions provided under applicable state securities laws on the grounds that no public offering is involved and in reliance upon the representations, warranties and agreements of the Participants made in connection with each such sale.

7. Additional Limitations; Exchange Act Filings. Each Participant acknowledges and agrees that (i) Transcat may prohibit the Participants from engaging in certain types of transactions under this Plan if the transactions would violate Section 402 of the Sarbanes-Oxley Act of 2002 or expose the Participant to “short-swing profit” recovery under Section 16 of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) notwithstanding the foregoing, each Participant is solely responsible for complying with Section 16 of the Exchange Act in connection with this Plan, and shall be solely responsible if any sales made under this Plan result in the Participant being liable for “short-swing profit” under Section 16(b) of the Exchange Act. Each Participant covenants and agrees to make all filings required by the Exchange Act in connection with this Plan, including, without limitation, all reporting under Section 16(a) of the Exchange Act, which reporting shall be within the time periods required under the rules and regulations of the Securities and Exchange Commission.

8. Resale Restrictions. Each Participant acknowledges that the shares of Common Stock purchased under this Plan shall be deemed “restricted shares” and subject to the resale restrictions and holding period requirements of the Securities Act, including, without limitation, the resale restrictions under Rule 144 of the Securities Act, as applicable.

9. Indemnification and Limitation of Liability; No Advice. The Participants involved in each sale of Common Stock under this Plan hereby agree to severally indemnify and hold harmless Transcat (and its directors, officers, employees, affiliates and agents) and the other Participant(s) from and against all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees and costs) arising out of or attributable to (i) any breach by such Participant of its obligations under this Plan or under any agreements, certificates, instruments or other documents delivered in connection with or as a result of the sale of any Common Stock, (ii) the incorrectness or inaccuracy of any of the Participant’s representations and warranties under this Plan or under any agreements, certificates, instruments or other documents delivered in connection with or as a result of the sale of any Common Stock, and (iii) any violation by the Participant of applicable laws or regulations relating to this Plan or the transactions contemplated by this Plan. The indemnification obligations set forth herein shall survive the termination of this Plan.

10. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

11. Entire Agreement. This Plan (including all exhibits and other agreements, certificates, instruments or other documents delivered in connection with or as a result of the sale of any Common Stock under this Plan) reflect the entire agreement between the parties concerning the sale of Common Stock under this Plan, and supersedes any previous or contemporaneous agreements or promises concerning these sales, whether written or oral.

12. Notices. Any notice or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and e-mail) or overnight courier, addressed to each party’s then current address as reflected in Transcat’s records or to such other address, and to the attention of such other person or officer as any party may designate by notice given in like manner.

13. No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, Transcat and its directors, officers, employees, affiliates and agents makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, shall be applicable with respect to the tax treatment of any purchase or sale of Transcat Common Stock under the Plan.

EXHIBIT A

SELLER REPRESENTATION LETTER

In connection with my sale of              shares of common stock (the “Common Stock”) of Transcat, Inc. (“Transcat”) to                          (the “Purchaser”), pursuant to the terms of the Transcat, Inc. 2009 Insider Stock Sales Plan adopted by the Board of Directors of Transcat as of May 4, 2009 and amended on October 31, 2011 (the “Plan”), the undersigned makes the following acknowledgments, representations and warranties to Transcat and the Purchaser:

1. The undersigned hereby acknowledges and agrees that the undersigned is and shall remain bound by the terms and conditions of the Plan after the sale of the Common Stock to Purchaser.

2. The undersigned understands that, in deciding whether to allow the sale of the Common Stock, Transcat shall be relying on the undersigned’s representations and warranties herein.

3. The undersigned is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent the sale of the Common Stock to the Purchaser. The undersigned has the requisite legal power to consummate the sale of the Common Stock and to carry out and perform the undersigned’s obligations in connection therewith.

4. To the undersigned’s knowledge, Transcat has filed all reports required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and has otherwise complied with the current public information requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the requirements of The Nasdaq Stock Market, Inc.

5. The undersigned is not aware of any material non-public information regarding Transcat or any of its securities (including the Common Stock) that is not also known to the Purchaser and all other Participants under the Plan. The undersigned is selling the Common Stock for personal reasons and not because of any information that the undersigned may have with respect to Transcat or its current or prospective operations.

6. The undersigned solicited the sale of the Common Stock on the undersigned’s own behalf and not on behalf of Transcat. This transaction was not solicited by a broker/financial advisor. The undersigned is not aware of any information, facts, or circumstances that would deem the undersigned to be an “underwriter” under the Securities Act with respect to the securities of Transcat.

7. The shares of Common Stock are “restricted securities,” as that term is used in Rule 144(a)(3) of the Securities Act, and the undersigned has fully paid all consideration for, has been the beneficial owner of, and has borne the full risk of ownership of these shares since the date the securities were acquired from Transcat.

8. The table below sets forth complete and accurate information with respect to the shares of Common Stock to be sold to the Purchaser:

Record Holder	Number of Shares	Certificate Number	Original Issuance/ Acquisition Date

The undersigned represents that the information furnished above is correct and complete in all respects. Neither the Plan, this Seller Representation Letter nor any other agreement, certificate, instrument or other document delivered in connection with the transactions contemplated hereunder, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. In the event that any of the information furnished herein is found to be no longer accurate or complete, the undersigned shall promptly notify the Purchaser and Transcat in writing.

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EXHIBIT B

PURCHASER REPRESENTATION LETTER

In connection with my purchase of              shares of common stock (the “Common Stock”) of Transcat, Inc. (“Transcat”) from                          (the “Seller”), pursuant to the terms of the Transcat, Inc. 2009 Insider Stock Sales Plan adopted by the Board of Directors of Transcat as of May 4, 2009 and amended on October 31, 2011 (the “Plan”), the undersigned makes the following acknowledgments, representations and warranties to Transcat and the Seller:

1. The undersigned hereby acknowledges and agrees that the undersigned is and shall remain bound by the terms and conditions of the Plan after the purchase of the Common Stock to Purchaser.

2. The undersigned understands that, in deciding whether to allow the purchase of the Common Stock, Transcat shall be relying on the undersigned’s representations and warranties herein.

3. The undersigned is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent the purchase of the Common Stock from the Seller. The undersigned has the requisite legal power to consummate the purchase of the Common Stock and to carry out and perform the undersigned’s obligations in connection therewith.

4. To the undersigned’s knowledge, Transcat has filed all reports required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended and has otherwise complied with the current public information requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the requirements of The Nasdaq Stock Market, Inc.

5. The undersigned is not aware of any material non-public information regarding Transcat or any of its securities (including the Common Stock) that is not also known to the Seller and all other Participants under the Plan. The undersigned is purchasing the Common Stock for personal reasons and not because of any information that the undersigned may have with respect to Transcat or its current or prospective operations.

6. The Seller solicited the sale of the Common Stock on the Seller’s own behalf and not on behalf of Transcat. This transaction was not solicited by a broker/financial advisor. The undersigned is not aware of any information, facts, or circumstances that would deem the Seller to be an “underwriter” under the Securities Act with respect to the securities of Transcat.

7. The shares of Common Stock are “restricted securities,” as that term is used in Rule 144(a)(3) of the Securities Act. The undersigned is fully aware of the restrictions on transferability of the Common Stock and the tax consequences of investment in the Common Stock. The undersigned is capable of evaluating the merits and risks of this investment, has the ability to protect the undersigned’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

8. The undersigned (i) knows or has had the opportunity to acquire all information concerning the business, affairs, financial condition, plans, and prospects of Transcat that the undersigned deems relevant to make a fully informed decision respecting the purchase of the Common Stock, (ii) has been encouraged and has had the opportunity to rely upon the advice of the undersigned’s legal counsel and accountants and other advisers with respect to the purchase of the Common Stock to determine the Common Stock is a suitable investment for the undersigned, and (iii) has had the opportunity to ask such questions and receive such answers and information respecting, among other things, the business, affairs, financial condition, plans, and prospects of Transcat and the terms and conditions of the purchase of the Common Stock as the undersigned has requested so as to more fully understand the acquisition.

9. The undersigned represents that the undersigned has independently evaluated the fairness of the purchase price of                      ($            ) for the Common Stock.

The undersigned represents that the information furnished above is correct and complete in all respects. Neither the Plan, this Purchaser Representation Letter nor any other agreement, certificate, instrument or other document delivered in connection with the transactions contemplated hereunder, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. In the event that any of the information furnished herein is found to be no longer accurate or complete, the undersigned shall promptly notify the Seller and Transcat in writing.

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